Exhibit 99.1


             Cheniere Energy Reports Fourth Quarter and 2005 Results


     HOUSTON--(BUSINESS WIRE)--March 13, 2006--Cheniere Energy, Inc. (AMEX:LNG) reported a net loss of $18.4 million, or $0.34 per share (basic and diluted), for the fourth quarter of 2005 compared with a net loss of $9.8 million, or $0.23 per share (basic and diluted), during the corresponding period in 2004. The major factors contributing to the fourth quarter net loss in 2005 were LNG receiving terminal development expenses of $7.1 million and general and administrative expenses of $12.0 million.
     Financial results for the year ended December 31, 2005 reflect a net loss of $29.8 million, or $0.56 per share (basic and diluted), compared to a net loss of $24.6 million, or $0.63 per share (basic and diluted), in 2004. The major factors contributing to our net loss of $29.8 million in 2005 were LNG receiving terminal development expenses of $22.0 million and general and administrative expenses of $29.1 million, which were offset by the $20.2 million gain on the sale of Cheniere's investment in Gryphon Exploration Company ("Gryphon"). Absent the gain on the sale of our investment in Gryphon, we would have reported a net loss of $50.0 million, or $0.94 per share (basic and diluted), for 2005.
     Cheniere's working capital at December 31, 2005 was $810.1 million, an increase of $504.3 million from $305.8 million at December 31, 2004. The increase in working capital was primarily attributable to the completion of a $600 million term loan and the issuance of $325 million of Convertible Senior Unsecured notes in 2005. These sources of funds were partially offset by construction costs at Cheniere's Sabine Pass LNG receiving terminal, the cost of hedging the potential dilution from the conversion of the convertible notes up to a market price of $70.00 per share of Cheniere common stock, funds used in operations and debt issuance costs.
     Note: On April 8, 2005, Cheniere's Board of Directors declared a two-for-one stock split effective April 22, 2005. Accordingly, all references to weighted average shares outstanding and per share amounts in this press release have been retroactively adjusted to reflect this stock split.
     Cheniere Energy, Inc. is a Houston based energy company engaged in developing LNG receiving terminals and Gulf of Mexico exploration & production. Cheniere is building a 100% owned Gulf Coast LNG receiving terminal near Sabine Pass in Cameron Parish, LA. and developing 100% owned Gulf Coast LNG receiving terminals near Corpus Christi, TX and near the Creole Trail in Cameron Parish, LA. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG receiving terminal in Freeport, Texas. Cheniere explores for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.
     This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

   (Financial Table Follows)


                         Cheniere Energy, Inc.
                    Selected Financial Information
                 (in thousands, except per share data)


                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
                                   (unaudited)

Revenues                           $851      $866    $3,005    $1,998
                               --------- --------- --------- ---------
Operating Costs and Expenses
   LNG Receiving Terminal
    Development Expenses          7,119     3,752    22,020    17,166
   Oil and Gas Production Costs      70        88       237       117
   Depreciation, Depletion and
    Amortization                  1,965       692     3,702     1,324
   General and Administrative
    Expenses                     12,031     5,369    29,145    12,476
                               --------- --------- --------- ---------
       Total Operating Costs
        and Expenses             21,185     9,901    55,104    31,083
                               --------- --------- --------- ---------

Loss from Operations            (20,334)   (9,035)  (52,099)  (29,085)

Gain on Sale of Investment in
 Unconsolidated Affiliate            --        --    20,206        --
Equity in Net Income (Loss) of
 Limited Partnership              2,201    (1,431)   (1,031)   (1,346)
Reimbursement from Limited
 Partnership Investment              --        --        --     2,500
Derivative Gain                     574        --       837        --
Interest Expense                (12,316)       --   (17,373)       --
Interest Income                   9,406       453    17,520       501
Income Tax Benefit                2,045        --     2,045        --
Minority Interest                    --       212        97     2,862
                               --------- --------- --------- ---------
Net Loss                       $(18,424)  $(9,801) $(29,798) $(24,568)
                               ========= ========= ========= =========

Net Loss Per Common Share -
 Basic and Diluted               $(0.34)   $(0.23)   $(0.56)   $(0.63)
                               ========= ========= ========= =========

Weighted Average Common Shares
 Outstanding -
    Basic and Diluted            53,773    42,939    53,097    38,895
                               ========= ========= ========= =========



                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------

 Cash and Cash Equivalents                      $692,592     $308,443
 Restricted Cash and Cash Equivalents            160,885           --
 Advances to EPC Contractor                        8,087           --
 Other Current Assets                              9,899        2,838
 Non-Current Restricted Cash and Cash
  Equivalents                                     16,500           --
 Property, Plant and Equipment, Net              298,083       20,880
 Debt Issuance Costs, Net                         43,008        1,302
 Goodwill                                         76,844           --
 Other Assets                                      2,226          104
                                             ------------ ------------
 Total Assets                                 $1,308,124     $333,567
                                             ============ ============

 Current Liabilities                             $61,322       $5,529
 Long-Term Debt                                  917,500           --
 Deferred Revenue                                 41,000       23,000
 Long-Term Derivative Liability                    1,682           --
 Other Liabilities and Minority Interest             102          437
 Stockholders' Equity                            286,518      304,601
                                             ------------ ------------
 Total Liabilities and Stockholders' Equity   $1,308,124     $333,567
                                             ============ ============


    CONTACT: Cheniere Energy, Inc., Houston
             David Castaneda, 713-265-0202